EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Sterling Banks, Inc. on Form S-8 of our report, dated March 27, 2007, regarding Sterling Bank appearing in the Annual Report on Form 10-KSB of Sterling Banks, Inc. for the year ended December 31, 2006.

Blue Bell, Pennsylvania
May 4, 2007